UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ETSY, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of 2016

Annual Meeting of

Stockholders

and

Proxy Statement

April 22, 2016

To our Stockholders:

It is my pleasure to invite you to attend Etsy, Inc.’s 2016 Annual Meeting of Stockholders, our first as a public company. The meeting will be held on Thursday, June 9, 2016 at 9:00 a.m., Eastern Time, at our offices located at 117 Adams Street, Brooklyn, NY 11201, which will become our new headquarters prior to the meeting date.

We hope that you will join us in Brooklyn, but whether or not you plan to attend the Annual Meeting, your vote is important. I encourage you to vote as soon as possible. Voting instructions can be found on page 2 of the proxy statement.

On behalf of our Board of Directors and our management team, thank you for your ongoing support of Etsy as we work towards our mission of reimagining commerce in ways that build a more fulfilling and lasting world.

Onward,

Chad Dickerson

Chair, President & CEO

55 Washington Street, Suite 512

Brooklyn, NY 11201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: June 9, 2016

Time: 9:00 a.m., Eastern Time.

Place: Etsy, Inc., 117 Adams Street, Brooklyn, NY 11201, which will become our new headquarters prior to the meeting date.

Record Date: April 14, 2016

Meeting Agenda:

•	to elect Jonathan D. Klein and Margaret M. Smyth as Class I directors to serve until the 2019 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until they resign, die or are removed from the Board;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	to transact any other business that may properly come before the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and to submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors,

Jordan Breslow
General Counsel and Secretary

April 22, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on June 9, 2016:

The proxy statement and the annual report to stockholders are available at http://www.proxyvote.com.

i

ETSY, INC.

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 9, 2016

VOTING AND MEETING INFORMATION

What is the purpose of this proxy statement?

We are sending you this proxy statement because the Board of Directors of Etsy, Inc. (which we refer to as “Etsy,” the “Company,” “we,” “us” or “our”) is inviting you to vote (by soliciting your proxy) at our Annual Meeting of Stockholders on June 9, 2016 at 9:00 a.m., Eastern Time, at our offices, located at 117 Adams Street, Brooklyn, NY 11201, which will become our new headquarters prior to the meeting date.

This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials over the Internet, which reduces both the costs and the environmental impact of sending our proxy materials to shareholders. We mailed a Notice of Internet Availability (the “Notice”) to our stockholders (other than those who previously requested paper copies) on or about April 22, 2016.

The Notice contains instructions on how to:

•	access and view the proxy materials over the Internet;

•	vote; and

•	request a paper or e-mail copy of the proxy materials.

In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards, and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on the following items:

•

the election of Jonathan D. Klein and Margaret M. Smyth as Class I directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been elected and qualified or until they resign, die or are removed from the Board; and

2016 Proxy Statement	1

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

How does the Board recommend that I vote?

Our Board recommends that you vote:

•	“FOR” the election of Jonathan D. Klein and Margaret M. Smyth as Class I directors; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Who is entitled to vote at the Annual Meeting?

Stockholders as of the close of business on April 14, 2016, the record date, are entitled to vote. There were approximately 113,073,415 shares of common stock outstanding on April 14, 2016 entitled to vote. Stockholders may cast one vote per share on all matters.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so:

•	By Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card;

•	By Telephone: You can vote by telephone by calling toll-free 1 (800) 690-6903 and following the instructions on the Notice or proxy card; or

•	By Mail: You can vote by mail by signing, dating and mailing the proxy card (if you received one by mail).

If you choose to attend the Annual Meeting (following the instructions below), we recommend that you submit your proxy in advance via one of the methods above. This way, your shares of Common Stock will be voted as you direct even if you become unable to attend the Annual Meeting.

If your Etsy shares are held in an account with a broker, bank, trustee, or nominee, you will receive instructions on how to vote from your broker, bank, trustee, or nominee. Please follow those instructions in order to vote your shares. If you would like to vote your shares in person at the Annual Meeting, you will need to obtain a valid proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.

What is the deadline for voting?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., your ability to vote by Internet or telephone will end at 11:59 p.m. Eastern Time on June 8, 2016. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at the Annual Meeting.

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If your Etsy shares are held in an account with a broker, bank, trustee, or nominee, you should vote in accordance with the instructions from your broker, bank, trustee, or nominee.

What if I return a proxy card but do not make specific choices?

If you submit a proxy card but do not provide any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board.

The Board recommends that you vote “FOR” the election of each of the two nominees for director, and “FOR” ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, the persons named as proxies will vote your shares using his or her best judgment.

Can I change my vote or revoke my proxy?

Yes. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting on June 9 by:

•	providing a new proxy bearing a later date (which automatically revokes the earlier proxy) by Internet, telephone, or mail (and until the applicable deadline for each method);

•	attending the Annual Meeting and voting in person; or

•	by providing written notice to our Secretary at Etsy, Inc., 55 Washington Street, Suite 512, Brooklyn, NY 11201.

Your most recent proxy submitted by proxy card, Internet, or telephone is the one that will count. Your attendance at the Annual Meeting by itself will not revoke your proxy if you do not also submit a proxy card.

If you hold shares in an account with a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee in accordance with the instructions they provide to you. If you have obtained a valid proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

How many votes are required to approve each proposal?

For Proposal No. 1, each director is elected by a “plurality” of the votes cast. This means that the director nominees receiving the highest number of “FOR” votes will be elected. A stockholder’s “withhold” vote will not effect the outcome of this proposal.

Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm will be decided by the vote of a “majority” of votes cast. This means that Proposal No. 2 will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. A stockholder’s choice to decline to vote on this proposal (known as an “abstention”) will not have any effect on the outcome.

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Broker non-votes will have no effect on the outcome of these proposals. A “broker non-vote” occurs when a broker, bank, trustee, or nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote your shares with respect to Proposal No. 1. We therefore urge you to provide instructions so that your shares held in a stock brokerage account or by a bank or other record holder may be voted.

Who will count the votes?

Representatives of Broadridge Financial Services, Inc. will tabulate the votes and act as inspectors of election.

How can I attend the Annual Meeting?

Please follow the guidelines below if you would like to attend the Annual Meeting in person. Voting in advance of the Annual Meeting by Internet, telephone or mail will not affect your right to attend. You are entitled to attend the Annual Meeting only if you were an Etsy stockholder as of April 14, 2016. Directions to the Annual Meeting are included under the “Additional Information” section of this proxy statement.

Register in Advance

If you plan to attend, we encourage you to pre-register through www.proxyvote.com and print an admission ticket. You will need the 16-digit control number printed on your proxy materials. On the day of the Annual Meeting, please bring a valid government photo identification, such as a driver’s license or passport.

Register at the Annual Meeting

Please bring a valid government photo identification, such as a driver’s license or passport. If your Etsy shares are held in an account with a broker, bank, trustee, or nominee, please also bring proof of ownership as of April 14, 2016 (such as a brokerage statement).

Please note that if your shares are held in an account with a broker, bank, trustee, or nominee and you would like to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for any business to be conducted. For our Annual Meeting, a majority of the shares entitled to vote must be present, either in person or represented by proxy. If a quorum is not present, we will not be able to conduct any business, and the Annual Meeting will be rescheduled for a later date.

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Instructions to “withhold” authority to vote in the election of directors, abstentions and broker non-votes will be counted as present for determining whether or not a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a current report on Form 8-K within four business days of the Annual Meeting.

Who pays for the proxy solicitation expenses?

We are soliciting proxies on behalf of our Board and will pay the related costs. As part of this process, we reimburse brokers and other custodians, nominees, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to our stockholders. Our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication, and will not receive any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials that means you hold your shares in more than one name or account. In order to vote all of your shares, you should sign and return all of the proxy cards you receive or follow the instructions for any alternative voting procedures on the proxy cards or the Notice you receive.

How do I obtain a separate set of proxy materials or request a single set for my household?

We have adopted a practice approved by the SEC called ‘‘householding.’’ This means that stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the environmental impact. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you prefer to receive a separate Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact Broadridge by phone at 1(866) 540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If any stockholders in your household would like to receive a separate annual report or proxy statement, please send an email to ir@etsy.com or call 1 (347) 382-7582. We will strive to promptly address your request.

2016 Proxy Statement	5

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board has six members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors are standing for election for three-year terms.

The Board has nominated Jonathan D. Klein and Margaret M. Smyth for election as Class I directors at the Annual Meeting. James W. Breyer and Jonathan D. Klein are the current Class I directors. James W. Breyer’s term as a Class I director will expire at our 2016 Annual Meeting and he is not standing for reelection at the Annual Meeting. He has served on our Board for over eight years and we’re grateful for his many contributions to Etsy and our community.

If elected at the Annual Meeting, the nominees will serve until our Annual Meeting in 2019 and until their successors have been elected and qualified or until they resign, die or are removed from the Board. For information about the nominees and each director whose term is continuing after the Annual Meeting, please see “Information Regarding Director Nominees and Current Directors.”

The nominees have consented to serve as director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling to serve as director. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

The Board of Directors recommends a vote “FOR” each of the director nominees named above.

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INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Below is information regarding our director nominees and directors whose term is continuing after the Annual Meeting.

Name	Age	Etsy Director Since	Independent	Committee Membership
Nominees for election at the 2016 Annual Meeting (Class I)

Jonathan D. Klein	55	2011	Yes	Audit Committee* Compensation Committee

Margaret M. Smyth	52	—	Yes	Audit Committee*
Directors with terms expiring at the 2017 Annual Meeting (Class II)
M. Michele Burns	58	2014	Yes	Audit Committee (Chair) Nominating and Corporate Governance Committee
Fred Wilson (Lead Independent Director)	54	2007	Yes	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee (Chair)
Directors with terms expiring at the 2018 Annual Meeting (Class III)

Chad Dickerson (Chair)	43	2011	No	—

Melissa Reiff	61	2015	Yes	Compensation Committee

*Subject to her election to the Board, Margaret M. Smyth will join the Audit Committee and Jonathan D. Klein will rotate off of the Audit Committee.

Nominees for Election to a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

Jonathan D. Klein is co-founder and chairman of Getty Images, Inc., a global digital media company. Mr. Klein has served as a member of the board of directors of Getty Images, Inc. (and its predecessor company Getty Communications) since March 1995 and served as chief executive officer from March 1995 to October 2015. Mr. Klein is a member of the board of directors of Squarespace, Inc., a provider of web publishing products and services. During the past five years, he served as a director of Real Networks, Inc. Mr. Klein also serves as a member of the boards of directors of numerous non-profit organizations, including the Committee to Protect Journalists, the Groton School, where he serves as president, and Friends of the Global Fight Against HIV, Tuberculosis and Malaria, where he serves as chairman.

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Jonathan D. Klein should serve as a member of our Board due to his extensive experience with e-commerce and digital media companies and his experience as a chief executive officer of a public company.

Margaret M. Smyth has served as the U.S. chief financial officer of National Grid since October 2014. Previously, Ms. Smyth was vice president of finance at Con Edison from August 2012 through September 2014. Prior to that, Ms. Smyth served as vice president and chief financial officer of Hamilton Sundstrand, which is part of United Technologies Corp., a provider of products and services to the aerospace and building systems industries, from October 2010 to June 2011. Prior to that, she served as vice president and corporate controller of United Technologies Corp. from August 2007 to September 2010 and vice president and chief accounting officer of 3M Corporation from April 2005 to August 2007. Prior to that, Ms. Smyth served as a senior managing partner at Deloitte & Touche and Arthur Andersen. Ms. Smyth currently serves on the board of directors of Vonage Holdings Corporation, but will not stand for re-election at its 2016 Annual Meeting. During the past five years, she served as a director of Martha Stewart Living Omnimedia.

Margaret M. Smyth should serve as a member of our Board due to her expertise in public company finance, accounting, and strategic planning, including experience gained as a chief financial officer and chief accounting officer. In addition, she brings significant international experience and leadership through her service as an executive and director of global public companies.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

M. Michele Burns has served as the Center Fellow and Strategic Advisor to the Stanford Center on Longevity at Stanford University since August 2012. Ms. Burns served as the chief executive officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc., an insurance brokerage and consulting firm, from October 2011 to February 2014; as chairman and chief executive officer of Mercer LLC (a subsidiary of Marsh & McLennan Companies, Inc.), a human resources consulting firm, from September 2006 to October 2011; as chief financial officer of Marsh & McLennan Companies, Inc. from March 2006 to September 2006; and as chief financial officer and chief restructuring officer of Mirant Corporation, an energy company, from May 2004 to January 2006. Ms. Burns joined Delta Airlines in January 1999 and served as chief financial officer from August 2000 until April 2004. She began her career at Arthur Andersen in 1981, serving ultimately as the Senior Partner, Southern Region Federal Tax Practice until December 1998. Ms. Burns is a member of the boards of directors of Cisco Systems, Inc.; Goldman Sachs Group, Inc.; Alexion Pharmaceuticals, Inc.; and Anheuser-Busch InBev. During the past five years, she served as a director of Wal-Mart Stores, Inc. She also serves on the boards of directors of, or as an advisor to, several private companies. She is also a member of the executive board of directors of the Elton John AIDS Foundation, where she serves as Treasurer.

M. Michele Burns should serve as a member of our Board due to her expertise in corporate finance, accounting and strategy, including experience gained as the chief financial officer of public companies. She also brings expertise in global and operational management, including a background in organizational leadership and human resources, and experience as a public company director.

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Fred Wilson has served as our lead independent director since October 2014. Mr. Wilson has been a venture capitalist for nearly 30 years. He is a founder and has served as a managing partner of Union Square Ventures, a venture capital firm, since June 2003. Mr. Wilson also serves on the boards of directors of various private companies in connection with his role at Union Square Ventures. He is a thought leader on technology, venture capital and management matters.

Fred Wilson should serve as a member of our Board due to his extensive experience with technology and social media companies, as a venture capitalist, and as one of our early investors.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Chad Dickerson has served as our president and chief executive officer since July 2011, as a member of our board of directors since September 2011, and as the chair of our board of directors since October 2014. He previously served as our chief technology officer from September 2008 until July 2011. Prior to Etsy, Mr. Dickerson was the director of the Advanced Products/Brickhouse team at Yahoo! Inc. from December 2007 to August 2008, was the head of the Yahoo! Developer Network from June 2006 to December 2007 and was the director of platform evangelism from August 2005 to May 2006. Prior to Yahoo!, he served as chief technology officer at InfoWorld Media Group, Inc., an information technology online media business, from April 2001 to August 2005. Prior to that, he worked for early web-based media companies, including Salon.com from July 1998 to March 2001. Mr. Dickerson is a member of the U.S. Advisory Committee for Trade Policy and Negotiations and serves on the boards of the DUMBO Business Improvement District, the Partnership for New York City and St. Ann’s Warehouse.

Chad Dickerson should serve as a member of our Board because he has extensive experience in technology and media companies and a deep understanding of our business and operations through his tenure as CTO and CEO.

Melissa Reiff has served as president and chief operating officer of The Container Store Group, Inc., or TCS, a national specialty retailer of storage and organization products, since March 2013 and has served as president of TCS since early 2006. From 2003 to early 2006, Ms. Reiff served as executive vice president of stores and marketing for TCS and, from 1995 to 2003, she served as vice president of sales and marketing for TCS. Ms. Reiff has served on the board of directors of TCS since August 2007. She is a member of the Dallas chapter of the American Marketing Association, International Women’s Foundation and C200, an organization of leading women in business dedicated to fostering growth and increasing opportunities for women entrepreneurs and corporate leaders worldwide.

Melissa Reiff should serve as a member of our Board due to her significant operational experience and her expertise in retail, marketing and merchandising. She also brings experience as a public company executive and director.

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INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

Chad Dickerson serves as our Chair, President and Chief Executive Officer and Fred Wilson serves as our lead independent director. The Board believes that our current leadership structure is effective and efficient. Chad Dickerson is the director with the deepest familiarity with our business and is best positioned to lead the execution of our key strategies. In addition, having a lead independent director strengthens the Board’s independence and oversight of our business, as well as our Board’s overall communication and effectiveness.

As lead independent director, Fred Wilson’s responsibilities include:

•	presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

•	serving as a liaison between the Chair and the independent directors;

•	reviewing and approving meeting agendas, meeting schedules and other information, as appropriate;

•	calling meetings of the independent directors, as appropriate;

•	if requested by major shareholders, ensuring his availability for consultation and direct communication, as appropriate; and

•	performing such other duties specified by the Board from time to time.

Our Bylaws and Corporate Governance Guidelines provide the Board with flexibility to make determinations as circumstances require and in a manner that it believes is in the best interests of the company. The Board will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate.

Board Oversight of Risk

One of the key functions of our Board is to provide informed oversight of our risk management process while management is responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole and through its standing committees. For example, our Audit Committee is responsible for overseeing the management of risks associated with financial reporting, accounting and auditing matters; our Compensation Committee oversees the management of risks associated with executive compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board and director succession planning.

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Director Independence

Our Board assesses the independence of each director at least annually and has determined that, other than Chad Dickerson, all current directors and director nominees are independent in accordance with the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Chad Dickerson is not considered independent because he is an employee. The independent members of our Board hold separate regularly scheduled executive session meetings at which only independent directors are present.

In addition, our Board has determined that each member of our Audit Committee and Compensation Committee is independent and meets the heightened independence requirements applicable to each such committee in accordance with the listing standards of Nasdaq and the applicable rules and regulations of the SEC.

Board Meetings

Our Board met 13 times during 2015. Each director attended at least 75% of the total number of 2015 meetings of the Board and of each committee on which he or she served. This is our first Annual Meeting as a public company. We have encouraged all of our directors and director nominees to attend the Annual Meeting; however, attendance is not mandatory.

Board Committees

Our Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The charters of each committee, our Corporate Governance Guidelines, and our Code of Conduct are available on our investor website (investors.etsy.com) under “Leadership & Governance.”

Audit Committee

2015 Meetings:	7
Members:	M. Michele Burns (Chair) Jonathan D. Klein Fred Wilson

If elected to the Board, Margaret M. Smyth will join our Audit Committee immediately following her election and Jonathan D. Klein will rotate off of our Audit Committee.

As described in more detail in its charter, among other responsibilities, the Audit Committee:

•

appoints and oversees our independent registered public accounting firm, including its qualifications, independence and performance, and pre-approves the scope and plans for audits, all audit engagement fees and all permissible non-audit engagements;

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•

reviews and discusses with management and the independent registered public accounting firm our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q and related matters;

•	oversees the design of our internal audit function;

•

oversees our procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters;

•	reviews and oversees related person transactions; and

•

oversees the management of risks associated with Etsy’s financial reporting, accounting, and auditing matters, including Etsy’s guidelines and policies with respect to risk assessment and risk management.

Each member and prospective member of our Audit Committee can read and understand fundamental financial statements. Our Board has determined that M. Michele Burns qualifies as an audit committee financial expert in accordance with the applicable rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq.

Compensation Committee

2015 Meetings:	8
Members:	Fred Wilson (Chair) Jonathan D. Klein Melissa Reiff

As described in more detail in its charter, among other responsibilities, our Compensation Committee:

•	oversees and reviews our compensation philosophy and strategy;

•	establishes goals and objectives relevant to compensation for the CEO and other senior officers and evaluates their performance against those goals;

•	administers our incentive plans, including approving the terms and conditions or awards;

•	recommends the form and amount of compensation to be paid to non-employee Board members;

•	oversees our employee development programs, including periodically reviewing succession planning for key roles other than the CEO; and

•

oversees the management of risks associated with our compensation policies, programs and practices, including an annual risk assessment to determine whether our compensation program encourages inappropriate risk-taking.

The Compensation Committee has retained Compensia as its independent compensation consultant. Compensia provides the Compensation Committee with compensation data and provides recommendations for our compensation programs. The Compensation Committee

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reviews its relationship with Compensia annually to assess Compensia’s independence and consider potential conflicts of interest. The Committee has determined that Compensia is independent and that there are no conflicts of interest.

Nominating and Corporate Governance Committee

2015 Meetings:	2
Members:	Fred Wilson (Chair) James W. Breyer M. Michele Burns

As described in more detail in its charter, among other responsibilities, our Nominating and Corporate Governance Committee:

•	reviews the composition and size of the Board and make recommendations to the Board;

•	recommends to the Board criteria for Board membership, including qualifications, qualities, skills, areas of expertise and other relevant factors;

•	reviews and recommends to the Board the director nominees;

•	oversees the annual evaluation of the Board and each Committee;

•	reviews the composition of each Board committee and recommends members and chairs;

•	reviews the structure and operations of our Board committees;

•	reviews director orientation and continuing education offerings and makes recommendations, as needed; and

•	oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning.

Compensation Committee Interlocks and Insider Participation

During 2015, our Compensation Committee included Fred Wilson, Jonathan D. Klein and Melissa Reiff. No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers served during 2015 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Director Nomination Process

Although the Nominating and Corporate Governance Committee has the authority to recommend prospective director candidates for the Board’s consideration, the Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy. Chad Dickerson, our Chair, President and CEO recommended Margaret M. Smyth to the Board and worked with the Board in reviewing and advancing the candidacy.

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Identifying and Evaluating Nominees

When identifying and evaluating potential director nominees, including current members of the Board who are eligible for re-election, the Nominating and Corporate Governance Committee seeks a balance of knowledge, experience, and capability on the Board and may consider the following:

•	the current size and composition of the Board and the needs of the Board and Board committees;

•	high integrity and adherence to our values;

•	qualities such as character, judgment, independence, relationships, experience, length of service, and the like;

•	commitment to enhancing long-term stockholder value;

•	diversity of backgrounds, which is construed broadly to include differences of viewpoint, age, skill, gender, race and other individual characteristics;

•	financial literacy or financial expertise or other requirements as may be required by applicable rules;

•	sufficiency of time to carry out their Board and committee duties;

•	the range of expertise and experience of the Board at the policy-making level in business, government, or technology and in areas relevant to our business; and

•	other factors, including conflicts of interest or competitive issues.

Stockholder Recommendations and Nominees

The Nominating and Corporate Governance Committee will consider stockholder recommendations, so long as they comply with applicable law, our Bylaws and the procedures described below. Stockholder recommendations for candidates to the Board must be received in writing by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination at the next Annual Meeting of Stockholders and sent to our headquarters to the attention of our Secretary. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Etsy within the last three years, and evidence of the recommending person’s ownership of Etsy stock. Recommendations must also include a statement from the recommending stockholder in support of the candidate that addresses the criteria for Board membership, personal references, and confirmation of the candidate’s willingness to serve.

The Nominating and Corporate Governance Committee will review the qualifications of any candidate recommended by stockholders in accordance with the criteria described above. In addition, in the Nominating and Corporate Governance Committee’s discretion, its review may include interviewing references, performing background checks, direct interviews with the candidate, or other actions it deems necessary or proper.

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Stockholders may also nominate candidates for election to our Board by following the procedures described in our Bylaws.

Communications with the Board

Stockholders or other interested parties may contact the Board or one or more of our directors with issues or questions about Etsy, by mailing correspondence to our General Counsel & Secretary at our Brooklyn headquarters. Our legal team will review incoming communications directed to the Board and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chair of the Board. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about Etsy.

Prohibition Against Hedging and Similar Transactions

Pursuant to our insider trading policy, short sales, hedging or similar transactions, derivatives trading and pledging or using Etsy securities as collateral are prohibited for members of our Board and our employees.

2016 Proxy Statement	15

DIRECTOR COMPENSATION

The following table discloses compensation received by our non-employee directors during 2015.

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total Compensation ($)
James W. Breyer (3)	—	—	—
M. Michele Burns	—	174,297	174,297
Jonathan D. Klein	—	174,297	174,297
Melissa Reiff	—	349,712	349,712
Fred Wilson (3)	—	—	—
Daniel Rimer (4)	—	—	—

(1)

The value disclosed is the aggregate grant date fair value of options to purchase 25,650 shares granted to each of M. Michele Burns and Jonathan D. Klein and options to purchase 53,081 shares granted to Melissa Reiff in 2015, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the grant date fair value are set forth in Note 10—Stock-based Compensation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)	The aggregate number of shares of common stock subject to outstanding stock options held by each director listed in the table above as of December 31, 2015 was as follows:
•	M. Michele Burns: Options to purchase 152,297 shares
•	Jonathan D. Klein: Options to purchase 50,559 shares
•	Melissa Reiff: Options to purchase 53,081 shares
(3)	James W. Breyer and Fred Wilson waived their compensation as directors during 2015.
(4)	Daniel Rimer resigned from the Board in March 2015.

Director Compensation

Prior to our initial public offering in April 2015, we did not have a formal compensation program for non-employee directors. We granted stock option awards on an ad hoc basis to members of our board of directors who were not otherwise affiliated with us. In March 2015, in recognition of their service, we granted stock options with a fair value (calculated in accordance with FASB ASC Topic 718) at the time of grant of approximately $175,000 to both M. Michele Burns and Jonathan D. Klein. These options vest after 12 months of continuous service as a member of our board of directors and vest in full in the event that we are subject to a change in control or upon certain other events.

Our current non-employee director compensation program became effective upon the completion of our initial public offering. Under our program, each new non-employee director who joins our board of directors is granted equity compensation (in the form of stock options or restricted stock units) upon the effective date of his or her election to our board of directors with a fair value (calculated in accordance with FASB ASC Topic 718) at the time of grant equal to approximately $350,000. Equity awards for new directors will vest in equal annual installments on the first three

16	2016 Proxy Statement

anniversaries of the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. In addition, equity awards for new directors will vest in full in the event that we are subject to a change in control or upon certain other events. In 2015, we granted a new director option to Melissa Reiff in accordance with our non-employee director compensation program.

Each year, beginning in 2016, on the date of our Annual Meeting, each incumbent non-employee director will receive an award with a fair value (calculated in accordance with FASB ASC Topic 718) at the time of grant equal to approximately $175,000. In 2016, the award will be made up equally of stock options and restricted stock units although, at the election of the director, up to 50% of the annual retainer may be paid in cash. The equity portion of the award will vest in full on the date of our next Annual Meeting if the director has served continuously as a member of our board of directors through the date of that meeting. In addition, annual retainer equity awards will vest in full in the event that we are subject to a change in control or upon certain other events. A director is not eligible to receive an annual retainer in the same calendar year in which he or she receives an initial new director equity grant.

In addition to the annual and new director fees described above, beginning in 2016, non-employee directors will receive the fees below. Fred Wilson has waived his compensation for 2016.

Role	Annual Cash Payments ($)
Lead Independent Director	15,000
Audit Committee Chair	18,000
Audit Committee Member	9,000
Compensation Committee Chair	10,000
Compensation Committee Member	5,000
Nominating and Corporate Governance Committee Chair	6,000
Nominating and Corporate Governance Committee Member	3,000

2016 Proxy Statement	17

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2015. The Audit Committee has discussed with our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), the matters required to be discussed by Auditing Standard No. 16, adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed with PwC its independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by:

M. Michele Burns (Chair)

Jonathan D. Klein

Fred Wilson

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2016 and recommends that stockholders vote to ratify the appointment. Although we are not required by law to obtain such ratification from our stockholders, we believe it is good practice to do so. If our stockholders do not ratify the appointment of PwC, the Audit Committee may reconsider its appointment. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

PwC has audited our consolidated financial statements since 2012. A representative of PwC will be present at our Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees and Services

The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended December 31, 2014 and December 31, 2015.

	Year Ended December 31,
	2014	2015
	(in thousands)
Audit Fees	$1,954	$1,094
Audit-Related Fees	396	50
Tax Fees	180	115
Other Fees	3	43
Total Fees	$2,533	$1,302

Audit Fees. These amounts consist of fees and expenses for professional services rendered by PwC in connection with the audit of our financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2015, and services related to statutory and regulatory filings and engagements for 2014 and 2015. For 2014, these amounts also include fees for services in connection with our initial public offering.

Audit-related Fees. These amounts represent the aggregate fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include work related to acquisitions and work supporting the assessment of controls.

Tax Fees. These amounts consist of tax return preparation, tax compliance, tax advice and tax planning services.

2016 Proxy Statement	19

Other Fees. These amounts consist of the aggregate fees for other services performed by PwC not included in the categories above. These amounts include fees for subscriptions to online accounting reference material and PwC’s review of our sustainability data.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all audit and non-audit services performed by PwC to ensure that the provision of such services does not impair the public accounting firm’s independence. The Audit Committee pre-approved all of the services described above.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2016.

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EXECUTIVE OFFICERS

Below is information regarding each of our current executive officers. Our executive officers serve at the discretion of our Board and hold office until their successor has been elected and qualified or until they resign, die or are removed from the Board. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Chad Dickerson	43	Chair, President and Chief Executive Officer
Kristina Salen	44	Chief Financial Officer
John Allspaw	45	Chief Technology Officer
Jordan Breslow	60	General Counsel and Secretary

Chad Dickerson has served as our president and chief executive officer since July 2011, as a member of our board of directors since September 2011, and as the chair of our board of directors since October 2014. He previously served as our chief technology officer from September 2008 until July 2011. Prior to Etsy, Mr. Dickerson was the director of the Advanced Products/Brickhouse team at Yahoo! Inc. from December 2007 to August 2008, was the head of the Yahoo! Developer Network from June 2006 to December 2007 and was the director of platform evangelism from August 2005 to May 2006. Prior to Yahoo!, he served as chief technology officer at InfoWorld Media Group, Inc., an information technology online media business, from April 2001 to August 2005. Prior to that, he worked for early web-based media companies, including Salon.com from July 1998 to March 2001. Mr. Dickerson is a member of the U.S. Advisory Committee for Trade Policy and Negotiations and and serves on the boards of the DUMBO Business Improvement District, the Partnership for New York City and St. Ann’s Warehouse.

Kristina Salen has served as our chief financial officer since January 2013. Prior to Etsy, Ms. Salen led the media, Internet, and telecommunications research group of FMR LLC d/b/a Fidelity Investments, a multinational financial services company, from January 2006 to January 2013. Prior to Fidelity, Ms. Salen worked in various financial and executive roles at several companies, including Oppenheimer Capital LLC, an investment firm, from June 2002 to December 2005; Merrill Lynch & Co., Inc., a financial services corporation acquired by Bank of America Corporation in January 2009, from June 1997 to June 2001; Lazard Frere & Co. LLC, a global financial advisory and asset management firm, from April 1996 to June 1997; and SBC Warburg, an investment bank, from December 1994 to April 1996. Ms. Salen is a director of Cornerstone OnDemand, Inc., a cloud-based talent management software solution company, and Trunk Archive, a licensing agency.

John Allspaw has served as Chief Technology Officer, leading the Product Engineering, Infrastructure and Operations teams, since September 2015. Prior to that, he served as our Senior Vice President of Infrastructure and Operations since joining Etsy in January 2010. Mr. Allspaw has worked in system operations in the biotech, government and online media industries for over 17 years. He began his career running vehicle crash simulations for the U.S. government. In 1997, he moved to web-based companies, building the technical infrastructures at Salon.com, InfoWorld Media Group, Inc., Friendster and Flickr. Mr. Allspaw is the author of The Art of Capacity Planning and Web Operations: Keeping the Data On Time.

2016 Proxy Statement	21

Jordan Breslow has served as our general counsel since November 2013 and as secretary since September 2014. Prior to Etsy, Mr. Breslow served as general counsel of New Island Capital Management, Inc., an impact investment advisor, from April 2011 to November 2013; as general counsel of Silver Spring Networks, Inc., a provider of smart grid networks, from May 2008 to September 2010; and as general counsel of Opsware, Inc. (formerly called Loudcloud), a provider of data center software, from February 2000 to September 2007. Prior to that, Mr. Breslow was an associate and a partner at several law firms. Mr. Breslow has also served as an Adjunct Professor at the New York University School of Law since February 2015. Mr. Breslow has also lectured at University of California-Berkeley Law School and San Francisco State University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 14, 2016, for:

•	each stockholder known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and director nominee;

•	each named executive officer; and

•	all current executive officers, directors and director nominees, as a group.

Percentage ownership of our common stock is based on approximately 113,073,415 shares of our common stock outstanding as of April 14, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to stock options held by that person that are currently exercisable or exercisable within 60 days of April 14, 2016. However, we did not deem these shares to be outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise indicated below, shares reflect sole voting and investment power and the address of each of the individuals listed below is c/o Etsy, Inc., 55 Washington Street, Suite 512, Brooklyn, NY 11201.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned (%)
Named Executive Officers, Directors & Director Nominees:		*
John Allspaw(1)	417,414	*
James W. Breyer(2)	3,008,881	2.7
M. Michele Burns(3)	94,250	*
Chad Dickerson(4)	2,964,894	2.6
Jonathan D.Klein(5)	314,215	*
Melissa Reiff (6)	17,693	*
Kristina Salen(7)	688,265	*
Margaret M. Smyth	0	*
Fred Wilson(8)	5,261,048	4.7
All current executive officers, directors and director nominees, as a group (10 persons)(9)	13,001,820	11.1
5% Stockholders:
Entities affiliated with Burda(10)	6,640,895	5.9
Entities affiliated with Index Ventures(11)	7,541,876	6.7
Entities affiliated with Tiger Global Management(12)	8,600,000	7.6
T. Rowe Price Associates, Inc.(13)	6,856,657	6.1
*	Represents less than 1% of our outstanding common stock

2016 Proxy Statement	23

(1)

Consists of (i) 2,229 shares; and (ii) 415,185 shares issuable pursuant to options exercisable within 60 days of April 14, 2016. John Allspaw also holds restricted stock units; however none will vest within 60 days of April 14, 2016.

(2)

Consists of (i) 1,460,134 shares held in trust; (ii) 527,811 shares held by Breyer Capital L.L.C.; and (iii) 1,020,936 shares held by trusts for the benefit of James W. Breyer’s children. James W. Breyer is the manager of Breyer Capital L.L.C. The address for James W. Breyer is c/o Accel Partners, 428 University Avenue, Palo Alto, California 94301.

(3)	Consists of shares issuable pursuant to options exercisable within 60 days of April 14, 2016.
(4)	Consists of (i) 753,356 shares held jointly with a spouse; and (ii) 2,211,538 shares issuable pursuant to options exercisable within 60 days of April 14, 2016.
(5)

Consists of (i) 21,739 shares held jointly with a spouse; (ii) 266,826 shares; and (ii) 25,650 shares issuable pursuant to options exercisable within 60 days of April 14, 2016. The address for Jonathan Klein is c/o Getty Images, 75 Varick Street, Suite 500, New York, New York 10013.

(6)	Consists of shares issuable pursuant to options exercisable within 60 days of April 14, 2016.
(7)	Consists of shares issuable pursuant to options exercisable within 60 days of April 14, 2016. Kristina Salen also holds restricted stock units; however none will vest within 60 days of April 14, 2016.
(8)

Consists of (i) 251,826 shares held jointly with a spouse; (ii) 305,809 shares (ii) 219,583 shares held in trust; and (iii) 4,483,830 shares held by entities affiliated with Union Square Ventures. Fred Wilson, a member of our board of directors, is a general partner of Union Square Ventures, and therefore, may be deemed to share voting and investment power with regard to the shares held directly by Union Square Ventures. The address for Fred Wilson is c/o Union Square Ventures, 915 Broadway, 19th Floor, New York, New York 10010.

(9)	Consists of (i) 9,314,079 shares and (ii) 3,687,741 shares issuable to our directors and executive officers pursuant to options exercisable within 60 days of April 14, 2016.
(10)

Burda Gesellschaft mit beschränkter Haftung (“Burda”) reported on its Schedule 13G/A filed on February 5, 2016 (i) that 3,816,924 shares are held by Burda; (ii) that 1,694,376 shares are held by Burda Digital Ventures GmbH (“Burda Digital”); and (iii) that 1,129,595 shares are held by BDV Beteiligungen GmbH & Co. KG (“BDV”). Burda is the parent corporation of Burda Digital and the general partner of BDV. Hubert Burda Media Holding Kommanditgesellschaft is the parent company of Burda, and Prof. Dr. Hubert Burda is the majority owner and a general partner of Hubert Burda Media Holding Kommanditgesellschaft and therefore, may be deemed to have sole voting and investment power with regard to the shares held directly by Burda, Burda Digital and BDV. The address for Burda and Burda Digital is Hauptstrasse 130, 77652 Offenburg, Germany, the address for BDV is Widenmayerstrasse 29, 80538 München, Germany and the address for Prof. Dr. Hubert Burda is Arabellastrasse 23, 81925 München, Germany.

(11)

Index Ventures Growth I (Jersey) L.P. (“Index Growth”) reported on its Schedule 13G filed on February 11, 2016 (i) that 7,251,140 shares are held by Index Growth; (ii) that 253,006 shares are held by Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P. (“Index Parallel” and together with Index Growth, the “Index Funds”); and (iii) that 37,730 shares are held by Yucca (Jersey) SLP (“Yucca”). Index Venture Growth Associates I Limited (“Index I Limited”) is the managing general partner of Index Growth and Index Parallel and may be deemed to share voting and investment power over the shares held by the Index Funds. The report states that Yucca administers the co-investment vehicle that is contractually required to mirror the Index Funds’ investment and that, as a result, Index I Limited may be deemed to share voting and investment power over Yucca’s shares. Bernard Dallé, David Hall, Phil Balderson, Ian Henderson, Nigel Greenwood and Sinéad Meehan are the directors of Index I Limited and, therefore, may be deemed to share voting and investment power with regard to the shares held directly by Index Growth, Index Parallel and Yucca. The address for Index I Limited, Index Growth and Index Parallel is No. 1 Seaton Place, St. Helier, Jersey JE4 8YJ,

24	2016 Proxy Statement

Channel Islands and for Yucca is c/o Elian Employee Benefit Services Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG, Channel Islands.
(12)

Tiger Global Management, LLC (“Tiger Global Management”) reported on its Schedule 13G/A filed on February 16, 2016 that it, Chase Coleman, Lee Fixel and Scott Shleifer share voting and investment power over 8,600,000 shares. Tiger Global Management also reported that Tiger Global Private Investment Partners VII, L.P. (“PIP VII”), Tiger Global PIP Performance VII, L.P. (“Performance VII”), the general partner of PIP VII, and Tiger Global PIP Management VII, Ltd. (“Management VII”), the general partner of Performance VII, may be deemed to share voting and investment power over 5,435,063 such shares. The address for Tiger Global Management, Chase Coleman, Lee Fixel, Scott Shleifer, PIP VII, Performance VII and Management VII is 9 West 57th Street, 35th Floor, New York, New York 10019.

(13)

T. Rowe Price Associates, Inc. (“T. Rowe”) reported on its Schedule 13G filed on February 16, 2016 that it has sole voting power over 1,501,762 shares and sole investment power over 6,856,657 shares. The address for T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

2016 Proxy Statement	25

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the SEC’s scaled disclosure rules applicable to “emerging growth companies.”

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer and our two other most highly compensated executive officers, or our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Chad Dickerson	2015	300,000	—	2,173,949	225,000	—	2,698,949
Chair, President & CEO	2014	300,000	—	—	247,500	—	547,500

Kristina Salen	2015	318,333	—	1,050,742	191,382	—	1,560,457
Chief Financial Officer	2014	297,917	—	—	211,750	70,316	579,983

John Allspaw	2015	268,333	339,899	392,047	134,435	—	1,134,714
Chief Technology Officer

(1)

The amounts in this column represent the aggregate grant date fair value of restricted stock units, computed in accordance with FASB ASC Topic 718, and do not reflect cash compensation actually received. Grant date fair value of restricted stock units is measured based on the closing price of our stock on the date of grant.

(2)

The amounts in this column represent the aggregate grant date fair value of stock option awards, computed in accordance with FASB ASC Topic 718, and do not reflect cash compensation actually received. Assumptions used in the calculation of the grant date fair value are set forth in Note 10—Stock-Based Compensation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Narrative Explanation of Compensation Arrangements with our Named Executive Officers

In 2015, the compensation of our named executive officers consisted primarily of base salary, annual cash incentive bonuses and long-term equity incentive compensation in the form of stock options and restricted stock units.

Base Salaries

For the year ended December 31, 2015, the annual base salaries for our named executive officers were as follows: Chad Dickerson—$300,000; Kristina Salen—$320,000; and John Allspaw—$285,000. The base salaries of our executive officers are reviewed at least annually and adjusted only when our board of directors or compensation committee determines an adjustment is appropriate. In February 2015, Kristina Salen’s salary was increased from $300,000 to $320,000 in light of her performance and responsibilities. In November 2015, John Allspaw’s salary was

26	2016 Proxy Statement

increased from $265,000 to $285,000 in light of his promotion to Chief Technology Officer. In March 2016, in connection with its review of compensation, the Compensation Committee increased Kristina Salen’s annual base salary to $340,000 and John Allspaw’s base salary to $295,000.

Annual Cash Incentive Bonuses

We grant variable pay to our officers in the form of an annual cash incentive bonus. For 2015, individual payouts were based upon the satisfaction of company-wide Adjusted EBITDA margin and net revenue goals and performance against individual goals. We achieved the target net revenue and Adjusted EBITDA margin goals under our bonus plan for 2015.

Individual bonus payouts were established by first evaluating the achievement of the company-wide goals. Each individual’s percentage could then be increased or decreased at Chad Dickerson’s discretion (or, for Chad Dickerson, our Compensation Committee’s discretion) based upon his (or, for Chad Dickerson, our Compensation Committee’s) consideration of the participant’s individual performance during the year against goals determined by the individual and Chad Dickerson (or in the case of Chad Dickerson, our Compensation Committee). The individual goals included items such as ensuring we met our company financial goals, contributing to specified strategic priorities (such as our mobile-first initiative) and completing our initial public offering.

The target bonuses for our named executive officers for 2015, as a percentage of base salary, were 75% for Chad Dickerson, 60% for Kristina Salen and 50% for John Allspaw. The actual bonus payouts were 100% of target for Chad Dickerson, Kristina Salen and John Allspaw, in light of both company performance against the Adjusted EBITDA margin and net revenue goals and their respective individual performance against their individual goals during 2015. The individual bonus payments were approved by our Compensation Committee with input from Chad Dickerson for the other named executive officers.

In March 2016, the Compensation Committee reviewed all of our named executive officer’s compensation and increased Chad Dickerson’s target bonus to 100% of base salary and Kristina Salen’s to 75%.

Long-Term Equity Incentive Compensation

We grant stock options and restricted stock units to our employees, including our named executive officers, as the long-term equity incentive component of our compensation program. Our Compensation Committee typically grants stock options and/or restricted stock units to new hires, to certain employees in connection with promotions, as a reward for superior performance, and/or for retention purposes, and to certain employees, including our named executive officers, on an annual basis.

In January 2015, we granted an option to purchase 300,000 shares of our common stock to Chad Dickerson and an option to purchase 145,000 shares of our common stock to Kristina Salen. The options vested 25% on January 30, 2016 and will continue to vest in 36 equal monthly installments, provided they remain in service with us on each vesting date.

2016 Proxy Statement	27

In November 2015, we granted John Allspaw an option to purchase 82,280 shares of our common stock and 31,796 restricted stock units in light of his promotion to Chief Technology Officer. The options vest in 48 equal monthly installments beginning on December 2, 2015 and the restricted stock units vest in 16 equal quarterly installments beginning on January 1, 2016, provided he remains in service with us on each vesting date.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as other full-time employees generally. We generally do not provide our named executive officers with perquisites or other personal benefits. From time to time, however, we provide relocation benefits to new executive officers.

Employment Agreements

A summary of the material terms of the employment letter agreements with our named executive officers and other arrangements providing benefits in connection with termination of employment or in connection with a change in control is below.

Chad Dickerson: In March 2015, we entered into a new employment letter agreement. Under this agreement, Chad Dickerson’s annual salary is $300,000 per year and he is eligible for an annual incentive bonus for each fiscal year of his employment.

Kristina Salen: In January 2013, we entered into an employment letter agreement with Kristina Salen in connection with her appointment as our chief financial officer. Under this agreement, she is eligible to receive a cash incentive bonus for each fiscal year starting in 2014 if the relevant performance measures are satisfied.

Payments Upon Termination

Effective upon the completion of our initial public offering in 2015, our Board adopted a severance plan for key employees, including our named executive officers, effective upon the completion of our initial public offering. Under the severance plan, if we terminate a named executive officer’s employment without cause or if a named executive officer terminates employment for good reason other than in the 3 months before or 12 months after a change in control, then, if the named executive officer signs a release of claims, he or she will be entitled to receive continued salary payments for 12 months, in the case of Chad Dickerson, and 6 months, in the case of Kristina Salen and John Allspaw. Each named executive officer will also be entitled to receive reimbursement for healthcare continuation coverage for the lesser of the number of months in the severance period or until healthcare continuation coverage ends or the named executive officer becomes eligible for substantially equivalent coverage.

Effective upon the completion of our initial public offering in 2015, our Board also adopted a change in control severance plan for key employees, including our named executive officers, effective upon the completion of our initial public offering. Under this change in control severance plan, if we terminate a named executive officer’s employment without cause or if a named executive officer terminates employment for good reason in the 3 months before or 12 months after a change in

28	2016 Proxy Statement

control, then, if the named executive officer signs a release of claims, he or she will be entitled to receive continued salary payments for 18 months, in the case of Chad Dickerson, and 12 months, in the case of Kristina Salen and John Allspaw. A named executive officer will also be entitled to receive reimbursement for healthcare continuation coverage for the lesser of the number of months in the severance period or until healthcare continuation coverage ends or the executive becomes eligible for substantially equivalent coverage. Finally, each named executive officer will be entitled to full vesting of any outstanding equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised stock options and restricted stock units held by each of our named executive officers as of December 31, 2015.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options that are Exercisable as of December 31, 2015(#)	Number of Securities Underlying Unexercised Options that are not Exercisable as of December 31, 2015	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Chad Dickerson	475,000(1)	—	2.30	7/28/2021
	1,364,172(2)	253,617	4.76	7/16/2022
		300,000(3)	17.00	1/29/2025
Kristina Salen	538,988(4)	221,937	4.76	2/3/2023
		145,000(5)	17.00	1/29/2025
John Allspaw	12,500(6)	—	0.86	7/29/2019
	193,812(7)	—	0.93	2/2/2020
	100,000(8)	—	2.30	10/23/2021
	78,125(9)	71,875	6.02	10/28/2023
	1,714(10)	80,566	10.69	11/1/2025
					31,796(11)	262,635(12)

(1)	This stock option vested 25% on July 20, 2012 and the remainder vested in 36 equal monthly installments.
(2)	This stock option vested 25% on June 12, 2013, with the remainder vesting in 36 equal monthly installments, subject to continued service on each vesting date.
(3)	This stock option vested 25% on January 30, 2016, with the remainder vesting in 36 equal monthly installments, subject to continued service on each vesting date.
(4)	This stock option vested 25% on February 4, 2014, with the remainder vesting in 36 equal monthly installments, subject to continued service on each vesting date.
(5)	This stock option vested 25% on January 30, 2016, with the remainder vesting in 36 equal monthly installments, subject to continued service on each vesting date.
(6)	This stock option vested 25% on July 30, 2010 and the remainder vested in 36 equal monthly installments.
(7)	This stock option vested 25% on January 25, 2011 and the remainder vested in 36 equal monthly installments.
(8)	This stock option vested 25% on July 20, 2012 and the remainder vested in 36 equal monthly installments.

2016 Proxy Statement	29

(9)	This stock option vested 25% on November 1, 2014, with the remainder vesting in 36 equal monthly installments, subject to continued service on each vesting date.
(10)	This stock option vests in 48 equal monthly installments beginning on December 2, 2015, subject to continued service on each vesting date.
(11)	These restricted stock units vest in 16 equal quarterly installments, beginning on January 1, 2016, subject to continued service on each vesting date.
(12)	This amount represents the market value of unvested restricted stock units, based on a closing price of our common stock on December 31, 2015 of $8.26.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	11,464,705	$6.94	17,162,827
Equity compensation plans not approved by security holders	—	—	—
Total	11,464,705		17,162,827

(1)	Amounts include outstanding awards under our 2006 Stock Plan and 2015 Equity Incentive Plan. There are no outstanding awards under our 2015 Employee Stock Purchase Plan.
(2)	The weighted-average exercise price excludes restricted stock unit awards, which have no exercise price.
(3)

Amounts reflect the shares available for future issuance under our 2015 Equity Incentive Plan and our 2015 Employee Stock Purchase Plan. As of December 31, 2015, 14,362,827 shares remained available for issuance under the 2015 Equity Incentive Plan and 2,800,000 shares remained available for issuance under the 2015 Employee Stock Purchase Plan.

The 2015 Equity Incentive Plan provides that on the first day of each fiscal year, the number of shares available for issuance is automatically increased by a number equal to the least of (i) 7,050,000 shares, (ii) 5% of the outstanding shares of our common stock as of the last business day of the prior year, or (iii) such other amount as our Board determines. As of January 1, 2016, the Board determined to increase the number of shares available for issuance by 2,814,083 shares (or approximately 2.5% of our outstanding shares of common stock as of December 31, 2015) pursuant to this provision. This increase is not reflected in the table above.

Similarly, the 2015 Employee Stock Purchase Plan provides that on the first day of each fiscal year, the number of shares available for issuance is automatically increased by a number equal to the least of (i) 1,400,000 shares, (ii) 1% of the outstanding shares of our common stock as of the last business day of the prior fiscal year, or (iii) such other amount as our Board determines. For the 2016 fiscal year, the Board determined not to increase the number of shares available for future issuance under the 2015 Employee Stock Purchase Plan.

30	2016 Proxy Statement

Compensation and Risk Management

Our Compensation Committee, Compensia (the Committee’s independent compensation consultant), and our management team each play a role in evaluating and mitigating potential risks associated with our compensation plans, practices, and policies. In 2016, Compensia, with input from management, performed a compensation risk assessment and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the company. In particular, we considered compensation program attributes that help to mitigate risk, including, for example:

•	the mix of cash and equity compensation;

•	a balanced short-term incentive plan design with multiple performance measure that emphasizes top and bottom-line performance;

•	our formal policies for equity administration;

•	our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging and using Etsy securities as collateral; and

•	the oversight of an independent Compensation Committee.

The Compensation Committee has reviewed the risk assessment report and agreed with the conclusion.

2016 Proxy Statement	31

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Audit Committee has the primary responsibility for the review, approval and oversight of “related person transactions,” as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended. The Audit Committee has adopted a written related person transaction policy, which requires that any related person transaction must be presented to our Audit Committee for review, consideration and approval. When considering proposed related person transactions, the Audit Committee will take into account the relevant facts and circumstances and will approve only those transactions that are not inconsistent with our best interests and the best interests of our stockholders.

In addition, our Code of Conduct (available on our website at investors.etsy.com) provides that directors, executive officers and employees should avoid conflicts of interest or even the appearance of a conflict of interest. Under the Code of Conduct, a conflict of interest occurs when personal interests, activities, investments or associations interfere in any way, or even appear to interfere, with our interests as a company.

We have multiple processes for identifying related person transactions and conflicts of interest. Under our related person transaction policy, each director, director nominee and executive officer is responsible for identifying potential related person transactions and conflicts of interest. We also annually distribute a questionnaire to directors and executive officers requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests in Etsy. We then review this information for any related person transactions and conflicts of interest. In addition, on an annual basis, our finance team summarizes known receipts from and disbursements to our directors, executive officers, 5% shareholders, and certain of their affiliates.

Related Person Transactions

In addition to the compensation arrangements with directors, director nominees and executive officers described elsewhere in this proxy statement, below is a description of the only transaction since January 1, 2015 and currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

32	2016 Proxy Statement

In connection with our initial public offering, we amended our registration rights agreement with certain of our stockholders, including entities affiliated with certain of our directors. Under this agreement, these stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights will terminate for a participating stockholder when that stockholder’s securities (together with any affiliate of the stockholder with whom the stockholder must aggregate its sales) could be sold during any ninety (90) day period pursuant to Rule 144 of the Securities Act, and in any event on the five-year anniversary of our initial public offering.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file certain reports with respect to beneficial ownership of our equity securities. To our knowledge, based solely on a review of copies of reports provided to us, or written representations that no reports were required, we believe that during 2015 all Section 16 reports that were required to be filed were filed on a timely basis.

2016 Proxy Statement	33

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who would like to have a proposal considered for inclusion in the proxy materials for our 2017 Annual Meeting of Stockholders must submit the proposal in writing to our Secretary at our Brooklyn headquarters by no later than December 12, 2016 and otherwise comply with the SEC’s requirements for stockholder proposals.

Stockholders who would like to bring a proposal before our 2017 Annual Meeting of Stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to our Secretary. To be considered timely, the notice must be delivered to our headquarters at least 90 days, but not more than 120 days before the one-year anniversary of the previous year’s annual meeting. That means that to be timely, a notice must be received no later than March 11, 2017 nor earlier than February 9, 2017 (assuming the meeting is held not more than 20 days before or more than 60 days after June 9, 2017). The notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws. Our Bylaws may be found on our website at investors.etsy.com under “Leadership & Governance-Governance Documents.”

Information Requests

Our Annual Report on Form 10-K for 2015 is available free of charge on our investor website at http://investors.etsy.com. You may also request a free copy of our Annual Report by sending an email to ir@etsy.com or by calling 1 (347) 382-7582.

Other Business

We do not know of any other business that may be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named on the proxy card will have discretion to vote on the matters in accordance with their best judgment.

34	2016 Proxy Statement

Directions to the Annual Meeting

Location

117 Adams Street

Brooklyn, NY 11201

DUMBO, Brooklyn

Enter on Prospect Street between Adams and Pearl Streets

Subway

F train to York Street or A or C train to High Street

Bus

B62 to Sands Street/Gold Street or B25 to Old Fulton Street/ Prospect Street

Ferry

East River Ferry to DUMBO

ETSY, INC.

55 WASHINGTON STREET

BROOKLYN, NY 11201

ATTENTION: GENERAL COUNSEL & SECRETARY

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2016. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

STOCKHOLDER MEETING REGISTRATION

To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08633-P72332                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ETSY, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Class I Nominees:		For	Withhold
	1a.	Jonathan D. Klein	☐	☐
	1b.	Margaret M. Smyth	☐	☐
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2016.				☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement of the meeting.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ETSY, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2016

9:00 a.m. Eastern Time

To be held at:

ETSY, Inc.

117 Adams Street

Brooklyn, NY 11201

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on June 9, 2016: The Notice of Annual Meeting and Proxy Statement and Annual Report

are available at www.proxyvote.com.

E08634-P72332

ETSY, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders on June 9, 2016

By signing this proxy card, you appoint Jordan Breslow and Kristina Salen individually as proxies, each with the power to appoint his or her substitute, and authorize them to represent and vote the shares of Etsy, Inc. that you are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 9, 2016, at Etsy, Inc., 117 Adams Street, Brooklyn, NY 11201, and at any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is given, this proxy will be voted FOR the election of directors and FOR the ratification of the appointment of the independent registered public accounting firm (PricewaterhouseCoopers LLP).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be dated and signed on reverse side.